Exhibit 99.1

   Innodata Isogen Reports Fourth Quarter and Year-End 2004 Results

    NEW YORK--(BUSINESS WIRE)--March 17, 2005--Innodata Isogen, Inc.
(NASDAQ:INOD)

    --  Q4 revenues rise 25%, earnings jump 50%

    --  Annual revenues jump 47%, earnings up 16-fold

    --  More than $20 million in cash balances

    --  Company withdraws public offering

    Innodata Isogen, Inc. (NASDAQ:INOD), a leading provider of content supply chain solutions, today announced net income of $1,097,000, or $0.04 per diluted share, for the fourth quarter of 2004, versus net income of $734,000, or $0.03 per diluted share, for the fourth quarter of 2003.
    The fourth quarter results reflect an after-tax charge of approximately $381,000, or $0.01 per diluted share, for costs of a planned public offering that the company has withdrawn.
    Revenues were $13,511,000 for the three months ended December 31, 2004, compared to revenues of $10,821,000 for the same period in 2003, climbing approximately 25%.
    Net income for the twelve months ended December 31, 2004 was $7,857,000, or $0.32 per diluted share, up substantially from net income of $475,000, or $0.02 per diluted share, for the comparable period in 2003. Revenues for the twelve months ended December 31, 2004 were $53,949,000 versus $36,714,000 in the same period the year before.
    Innodata Isogen's cash position rose to $20,663,000 as of December 31, 2004, up from approximately $6,000,000 as of December 31, 2003. The company generated approximately $15,669,000 cash from operating activities in 2004 and working capital climbed to more than $22 million by the end of the fourth quarter of 2004.
    The company attributed the financial results to a more favorable business climate, in which capital spending in the commercial and enterprise publishing sectors began to accelerate in 2004.
    The company expects a decline in year-over-year revenues in the first half of 2005, principally because of the conclusion of two significant projects, one of which was terminated in January, and delays in the start of a new project.
    "We believe that overall demand for the type of the information management and knowledge services we provide will remain strong in 2005," said Jack Abuhoff, chairman and chief executive officer of Innodata Isogen. "We have a solid business model and many talented people. We're all working very hard to build the kind of organization that can better capitalize on the opportunities before us."
    The company also announced that it has withdrawn its planned public offering of 4.25 million common shares and 3.25 million common shares that were to be offered for resale by selling shareholders.
    "Our primary objective is maximizing shareholder value," Abuhoff commented. "We concluded that the timing for an offering was not right."
    The company had planned to use net proceeds of the public offering to fund acquisitions and accelerate other growth opportunities. Abuhoff noted that potential acquisitions continue to be a part of the company's overall growth strategy.

    Timing of Conference Call with Q&A

    Innodata Isogen will conduct an earnings conference call, including a question & answer period, at 11:00 a.m. ET today. You can participate in this call by dialing the following call-in numbers:

1-800-289-0507 (Domestic)
1-913-981-5540 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)
Passcode on Replay only: 1608374

    Investors are also invited to access a live webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the webcast feature will be in listen-only mode.
    Call-in or webcast replay will be available for 30 days following the conference call.

    About Innodata Isogen

    Innodata Isogen (www.innodata-isogen.com) provides business and technology services that help organizations create, manage and distribute information more effectively and economically. We are headquartered in Hackensack, New Jersey, just outside of New York City. We have two additional solution centers in North America, seven content production facilities in North America and Asia (the Philippines, India and Sri Lanka) and a technology and tools development center in India.

    This release contains certain forward-looking statements, including without limitation, statements concerning the company's operations, economic performance, and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "estimate," "believe," "expect," and "anticipate" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

    These forward-looking statements are based largely on the company's current expectations, and are subject to a number of risks and uncertainties, including without limitation, continuing revenue concentration in a limited number of clients, continuing reliance on project-based work, worsening of market conditions, changes in external market factors, the ability and willingness of the company's clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata Isogen acquires, changes in the company's business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risk and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission.

    Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

    We undertake no obligation to update or review any guidance or other forward-looking information, whether as a result of new information, future developments or otherwise.


                INNODATA ISOGEN, INC., AND SUBSIDIARIES
                CONDENSED CONSOLIDATED INCOME STATEMENT
               (In thousands, except per share amounts)

                               Three Months Ended   12 Months Ended
                                  December 31,        December 31,
                                 2004      2003       2004      2003
                               --------- --------- ---------- --------
                                    (Unaudited)   (Unaudited)(Audited)

REVENUES                      $  13,511 $  10,821 $   53,949 $ 36,714
                               --------- --------- ---------- --------

OPERATING COSTS AND EXPENSES:
 Direct operating expenses        8,569     7,571     33,050   27,029
 Selling and administrative
  expenses                        2,691     2,337     10,205    8,898
 Aborted offering costs             625                  625        -
 Bad debt recovery - net              -                 (963)       -
 Interest income - net              (49)       (2)       (62)     (21)
                               --------- --------- ---------- --------

     Total                       11,836     9,906     42,855   35,906
                               --------- --------- ---------- --------
INCOME BEFORE PROVISION FOR
 INCOME TAXES                     1,675       915     11,094      808

PROVISION FOR INCOME TAXES          578       181      3,237      333
                               --------- --------- ---------- --------

NET INCOME                    $   1,097 $     734 $    7,857 $    475
                               ========= ========= ========== ========

INCOME PER SHARE:
 Basic                        $     .05 $     .03 $      .35 $    .02
                               ========= ========= ========== ========
 Diluted                      $     .04 $     .03 $      .32 $    .02
                               ========= ========= ========== ========

WEIGHTED AVERAGE SHARES
 OUTSTANDING:
 Basic                           22,622    21,782     22,288   21,570
                               ========= ========= ========== ========
 Diluted                         25,640    24,368     24,817   22,966
                               ========= ========= ========== ========


                INNODATA ISOGEN, INC., AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In Thousands)


                                             December 31, December 31,
                                                 2004         2003
                                             ------------- -----------
                                             (Unaudited)   (Audited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                   $      20,663 $     5,051
Cash and cash equivalents - restricted                  -       1,000
Accounts receivable-net                             8,019       8,497
Prepaid expenses and other current assets           1,757         999
Refundable income taxes                                 -       1,075
Deferred income taxes                                 645       1,421
                                             ------------- -----------

       Total current assets                        31,084      18,043

PROPERTY AND EQUIPMENT - NET                        4,559       5,628

OTHER ASSETS                                          893         800

GOODWILL                                              675         675
                                             ------------- -----------

TOTAL                                       $      37,211 $    25,146
                                             ============= ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses       $       3,412 $     2,451
Accrued salaries, wages and related benefits        3,979       2,865
Income and other taxes                              1,304         598
Current portion of capital lease obligations          180         146
                                             ------------- -----------

       Total current liabilities                    8,875       6,060

DEFERRED INCOME TAXES                               1,449       1,410

OBLIGATIONS UNDER CAPITAL LEASE                       150         272

STOCKHOLDERS' EQUITY                               26,737      17,404
                                             ------------- -----------

TOTAL                                       $      37,211 $    25,146
                                             ============= ===========

    CONTACT: Innodata Isogen
             Al Girardi, 201-488-1200, ext. 5392
             agirardi@innodata-isogen.com